UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

Double Eagle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37552	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address, including zip code, of principal executive offices)

(310) 209-7280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2017, Double Eagle Acquisition Corp. (the “Company”) received a notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5620(a) due to its failure to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended December 31, 2015.

The letter received from NASDAQ has no immediate effect on the listing of the Company’s common stock. Under NASDAQ Listing Rules, the Company has until February 21, 2017 to submit a plan to regain compliance. If the Company’s plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from December 31, 2016, or June 29, 2017, to regain compliance.

The Company intends to submit a plan to regain compliance to NASDAQ promptly for its approval. There can be no assurance that the Company will be able to regain compliance with the NASDAQ requirements or will otherwise be in compliance with other NASDAQ listing criteria.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate" and "continue" or similar words. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including our ability to submit a plan of compliance satisfactory to NASDAQ; our ability to hold an annual meeting of shareholders within the required timeframe; and other risks and uncertainties set forth in our reports filed with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements as a result of as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUBLE EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	Vice President, General Counsel and Secretary
Date: January 6, 2017